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                                                                     EXHIBIT 3.5

       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
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(FOR BUREAU USE ONLY)                                              Date Received
                                                                   -------------
                                      FILED
                                                                     JUL 19 1991
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                                   JUL 19 1991
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                                  ADMINISTRATOR
                         MICHIGAN DEPARTMENT OF COMMERCE
                         CORPORATION & SECURITIES BUREAU

                       RESTATED ARTICLES OF INCORPORATION

                                       of

                            BELL BROADCASTING COMPANY
                          (domestic profit corporation)

      Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Restated Articles of
Incorporation:

            1. The present name of the corporation is: BELL BROADCASTING
COMPANY.

            2. The corporation identification number (CID) assigned by the Bureau is: 184-654.

            3. All former names of the corporation are: Radio Station WCHB of the Bell Broadcasting Company.

            4. The date of filing of the original Articles of Incorporation was:
September 26, 1956; which Articles of Incorporation were subsequently amended by the filing of Amended Articles of Incorporation on November 19, 1956, by the filing of a Certificate of Amendment to the Articles of Incorporation on July 17, 1958, by the filing of A Certificate of Amendment to the Articles of Incorporation on July 16, 1968, by the filing of a Certificate of Amendment to the Articles of Incorporation on December 17, 1981, and by the filing of a Certificate of Amendment to the Articles of Incorporation on December 5, 1985.

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      The following Restated Articles of Incorporation supersede the Articles of
Incorporation, as amended, and shall be the Articles of Incorporation for the corporation:

                                    ARTICLE I
                                      NAME

      The name of the corporation is BELL BROADCASTING COMPANY.

                                   ARTICLE II
                                     PURPOSE

      The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act, as amended (the "MBCA").

                                   ARTICLE III
                                AUTHORIZED SHARES

      The total authorized shares consists of one thousand (1,000) shares of Class A Common Stock and twenty-four thousand (24,000) shares of Class B Common Stock.

      Except for voting rights, the Class A Common Stock and the Class B Common Stock shall be equal in all respects.

      Except as expressly provided for in the MBCA, holders of the Class B Common Stock shall have no voting power on any matter and shall not be entitled to notices of or to participate in meetings of shareholders of the corporation for any purpose; all voting rights are vested exclusively in the Class A Common Stock.

                                   ARTICLE IV
                      REGISTERED OFFICE AND RESIDENT AGENT

      The address and mailing address of the registered office is 2994 East Grand Boulevard, Detroit, Michigan 48202.

      The name of the resident agent is Dr. Wendell Cox.

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                                    ARTICLE V
                        LIMITATION OF DIRECTOR LIABILITY

      No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the MBCA; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring prior to the date of filing of these Restated Articles of Incorporation.

      If the MBCA hereafter is amended to authorize the further elimination of limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended MBCA.

      No amendment or repeal of this Article V shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE VI
               COMPROMISE, ARRANGEMENT, OR PLAN OF REORGANIZATION

      Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state of Michigan may, on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs.

      If a majority in number, representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, agrees to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the

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shareholders or class of shareholders, as the case may be, and also on this corporation.

                                   ARTICLE VII
                CORPORATE ACTION WITHOUT MEETING OF SHAREHOLDERS

      Any action required or permitted by the MBCA to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

      Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

      These Restated Articles of Incorporation were duly adopted on the 18th day of July, 1991, in accordance with the provisions of Section 642 of the MBCA and were duly adopted by the shareholders; the necessary number of shares as required by statute were voted in favor of these Restated Articles.

Signed this 18th day of July, 1991.

                                               By: /s/ Mary L. Bell
                                                   -----------------------------
                                                   Mary L. Bell, President

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RETURN DOCUMENT TO:

   J. Michael Bernard
   Dykema Gossett
   35th Floor, 400 Renaissance Center
   Detroit, Michigan 48243

NAME OF ORGANIZATION REMITTING FEES:

   Dykema Gossett

PREPARER'S NAME AND BUSINESS TELEPHONE NUMBER:

   J. Michael Bernard
   (313) 568-5374